The following Form of Incentive Stock Option Agreement was entered into with the following executive officers:


Name / Optionee            Number of Shares Underlying Options

Clayton F. Moran           10,000

Charles W. Mulloy          10,000

Edwin B. Read              10,000

Peter Zagres               10,000


                                                                        --------
                                                                        Optionee



                            VDC COMMUNICATIONS, INC.
                            ------------------------

                    FORM OF INCENTIVE STOCK OPTION AGREEMENT
                       UNDER THE VDC COMMUNICATIONS, INC.
               1998 STOCK INCENTIVE PLAN, AS AMENDED (the "Plan")
                  This Agreement is made as of March 24, 2000 (the "Grant Date")
by  and  between  VDC   Communications,   Inc.,  a  Delaware   corporation  (the
"Corporation") and (the "Optionee").

                  WHEREAS, Optionee is an employee of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option to purchase shares of common stock of the Corporation (the "Common Stock");

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the Plan (a copy of which is attached hereto) and this Agreement, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

                  1. Terms of Stock Option. The option to purchase Common Stock granted herein is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                           (a) This option shall constitute an Incentive Stock Option which is intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

                           (b) The per share exercise price for the shares subject to this option shall be slightly higher than 100% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

                           (c) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

                           (d) No portion of this option may be exercised more than ten (10) years from the Grant Date.

                  2. Payment of Exercise Price. The option may be exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either: (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Corporation of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the Optionee for at least six (6) months in order to be utilized to pay the option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the Optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in Subsections (i) -
(iv) of this paragraph.

                  3.       Miscellaneous.

                           (a) This Agreement and the options represented hereby may not be assigned or transferred in any manner except by will or by the laws of descent and distribution or pursuant to a domestic relations order.

                           (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Connecticut, and may be executed in more than one counterpart, each of which shall constitute an original document.

                           (c) No alterations, amendments, changes or additions to this Agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

                           (d) All controversies or claims arising out of this Agreement shall be determined by binding arbitration, conducted at the Corporation's offices in Greenwich, Connecticut, or at such other location designated by the Corporation, before the American Arbitration Association.

                           (e) No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

                           (f) If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.


         In witness whereof, the parties have executed this Agreement as of the Grant Date.


                                                  CORPORATION:

                                                  VDC COMMUNICATIONS, INC.


                                                  By:
                                                     ---------------------------
                                                         Frederick A. Moran
                                                         Chief Executive Officer


                                                  OPTIONEE:


                                                  ------------------------------

                                                                        --------
                                                                        Optionee


                                   Schedule A



1.       Grant Date:  March 24, 2000

2.       Number of Shares of Common Stock covered by the Option: 10,000

3.       Exercise  Price  (slightly  higher  than 100% of Fair  Market  Value of
         Common  Stock on the Grant  Date):  $3.50

4.       The Option is vested in full as of the Grant Date.